EXHIBIT 20.1

         Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of June 29, 2003, and December 31, 2002 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$10.1	$3.6	$26.1	$--	$39.8
Receivables, net	0.1	121.4	351.2	--	472.7
Inventories, net	--	389.0	200.1	--	589.1
Deferred taxes and prepaid expenses	(28.6)	419.8	3.0	(334.2)	60.0

Total current assets	(18.4)	933.8	580.4	(334.2)	1,161.6

Property, plant and equipment, at cost	35.0	1,798.4	798.9	--	2,632.3
Accumulated depreciation	(14.9)	(998.3)	(163.3)	--	(1,176.5)

	20.1	800.1	635.6	--	1,455.8

Investments in subsidiaries	1,697.7	460.4	9.8	(2,167.9)	--
Investments in affiliates	5.8	21.3	54.5	--	81.6
Goodwill, net	--	338.0	912.6	--	1,250.6
Intangibles and other assets, net	50.2	105.3	124.4	--	279.9

Total Assets	$1,755.4	$2,658.9	$2,317.3	$(2,502.1)	$4,229.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$8.5	$--	$138.8	$--	$147.3
Accounts payable	13.4	236.8	180.0	--	430.2
Accrued employee costs	21.0	85.8	25.1	--	131.9
Income taxes payable and other
current liabilities	40.2	378.9	146.8	(334.2)	231.7

Total current liabilities	83.1	701.5	490.7	(334.2)	941.1
Long-term debt	1,277.6	10.1	612.9	--	1,900.6
Intercompany borrowings	(50.2)	607.1	142.0	(698.9)	--
Employee benefit obligations	121.8	171.5	386.4	--	679.7
Deferred taxes and other liabilities	(305.0)	275.9	103.0	--	73.9

Total liabilities	1,127.3	1,766.1	1,735.0	(1,033.1)	3,595.3

Contingencies
Minority interests	--	--	6.1	--	6.1

Shareholders' equity:
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	528.1	726.0	634.0	(1,360.0)	528.1
Retained earnings (deficit)	657.8	238.5	(254.1)	15.6	657.8
Accumulated other comprehensive loss	(76.3)	(71.7)	16.7	55.0	(76.3)
Treasury stock, at cost	(481.5)	--	--	--	(481.5)

Common shareholders' equity (deficit)	628.1	892.8	396.6	(1,289.4)	628.1

Total shareholders' equity	628.1	892.8	576.2	(1,469.0)	628.1

Total Liabilities and Shareholders'
Equity	$1,755.4	$2,658.9	$2,317.3	$(2,502.1)	$4,229.5

	CONSOLIDATED BALANCE SHEET
	December 31, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$47.6	$0.3	$211.3	$--	$259.2
Receivables, net	0.8	155.3	189.8	--	345.9
Inventories, net	--	362.1	190.4	--	552.5
Deferred taxes and prepaid expenses	247.3	137.4	1.6	(319.4)	66.9

Total current assets	295.7	655.1	593.1	(319.4)	1,224.5

Property, plant and equipment, at cost	33.4	1,749.9	744.0	--	2,527.3
Accumulated depreciation	(15.0)	(945.2)	(121.2)	--	(1,081.4)

	18.4	804.7	622.8	--	1,445.9

Investments in subsidiaries	1,736.9	380.8	9.8	(2,127.5)	--
Investments in affiliates	5.8	18.6	53.9	--	78.3
Goodwill, net	--	319.9	828.2	--	1,148.1
Intangibles and other assets, net	38.5	112.1	85.0	--	235.6

Total Assets	$2,095.3	$2,291.2	$2,192.8	$(2,446.9)	$4,132.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$3.5	--	$123.5	$--	$127.0
Accounts payable	9.9	252.3	177.4	--	439.6
Accrued employee costs	15.5	109.3	22.3	--	147.1
Income taxes payable	--	307.9	65.6	(319.4)	54.1
Other current liabilities	49.1	35.2	216.8	--	301.1

Total current liabilities	78.0	704.7	605.6	(319.4)	1,068.9
Long-term debt	1,317.9	10.1	526.0	--	1,854.0
Intercompany borrowings	112.3	390.5	196.1	(698.9)	--
Employee benefit obligations	121.8	173.8	350.9	--	646.5
Deferred taxes and other liabilities	(27.6)	(1.3)	93.4	--	64.5

Total liabilities	1,602.4	1,277.8	1,772.0	(1,018.3)	3,633.9

Contingencies
Minority interests	--	--	5.6	--	5.6

Shareholders' equity:
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	514.5	724.6	563.2	(1,287.8)	514.5
Retained earnings (deficit)	562.0	364.9	(293.6)	(71.3)	562.0
Accumulated other comprehensive loss	(138.3)	(76.1)	(34.0)	110.1	(138.3)
Treasury stock, at cost	(445.3)	--	--	--	(445.3)

Common shareholders' equity	492.9	1,013.4	235.6	(1,249.0)	492.9

Total shareholders' equity	492.9	1,013.4	415.2	(1,428.6)	492.9

Total Liabilities and Shareholders'
Equity	$2,095.3	$2,291.2	$2,192.8	$(2,446.9)	$4,132.4

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,032.2	$387.5	$(66.4)	$1,353.3
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	879.6	292.9	(66.4)	1,106.1
Depreciation and amortization	0.5	32.8	18.2	--	51.5
Selling and administrative	3.9	33.6	20.0	--	57.5
Interest expense	6.6	14.9	11.9	--	33.4
Equity in results of subsidiaries	(70.4)	--	--	70.4	--
Corporate allocations	(14.1)	12.6	1.5	--	--

	(73.5)	973.5	344.5	4.0	1,248.5

Earnings (loss) before taxes	73.5	58.7	43.0	(70.4)	104.8
Tax provision	0.8	(21.9)	(12.4)	--	(33.5)
Minority interests	--	--	(0.2)	--	(0.2)
Equity in results of affiliates	--	0.4	2.8	--	3.2

Net earnings (loss)	$74.3	$37.2	$33.2	$(70.4)	$74.3

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended June 30, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,004.1	$93.2	$(63.1)	$1,034.2
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	847.3	78.7	(63.1)	862.9
Depreciation and amortization	0.5	32.4	4.2	--	37.1
Selling and administrative	5.8	30.1	4.4	--	40.3
Interest expense	13.2	3.3	2.4	--	18.9
Equity in results of subsidiaries	(52.2)	--	--	52.2	--
Corporate allocations	(13.1)	13.1	--	--	--

	(45.8)	926.2	89.7	(10.9)	959.2

Earnings (loss) before taxes	45.8	77.9	3.5	(52.2)	75.0
Tax provision	4.2	(29.4)	(1.1)	--	(26.3)
Minority interests	--	--	(0.6)	--	(0.6)
Equity in results of affiliates	(0.1)	0.9	1.0	--	1.8

Earnings (loss)	$49.9	$49.4	$2.8	$(52.2)	$49.9

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,874.5	$662.3	$(112.6)	$2,424.2
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	1,590.3	517.9	(112.6)	1,995.6
Depreciation and amortization	1.1	64.6	35.7	--	101.4
Business consolidation costs and other	--	1.9	(0.5)	--	1.4
Selling and administrative	13.3	63.6	33.8	--	110.7
Interest expense	20.3	21.2	23.9	--	65.4
Equity in net results of subsidiaries	(108.0)	--	--	108.0	--
Corporate allocations	(28.5)	25.5	3.0	--	--

	(101.8)	1,767.1	613.8	(4.6)	2,274.5

Earnings (loss) before taxes	101.8	107.4	48.5	(108.0)	149.7
Provision for taxes	4.0	(39.6)	(13.6)	--	(49.2)
Minority interests	--	--	(0.5)	--	(0.5)
Equity in net results of affiliates	--	0.7	5.1	--	5.8

Earnings (loss) attributable to common
shareholders	$105.8	$68.5	$39.5	$(108.0)	$105.8

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended June 30, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,844.7	$173.8	$(108.4)	$1,910.1
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	1,569.7	147.3	(108.4)	1,608.6
Depreciation and amortization	1.0	63.4	8.4	--	72.8
Selling and administrative	12.9	53.7	9.1	--	75.7
Receivable securitization fees and other	--	2.0	(0.1)	--	1.9
Interest expense	20.0	12.0	4.3	--	36.3
Equity in net results of subsidiaries	(80.0)	--	--	80.0	--
Corporate allocations	(25.7)	25.7	--	--	--

	(71.8)	1,726.5	169.0	(28.4)	1,795.3

Earnings (loss) before taxes	71.8	118.2	4.8	(80.0)	114.8
Provision for taxes	5.8	(44.3)	(1.7)	--	(40.2)
Minority interests	--	--	(0.8)	--	(0.8)
Equity in net results of affiliates	(0.2)	1.4	2.4	--	3.6

Earnings (loss) attributable to common
shareholders	$77.4	$75.3	$4.7	$(80.0)	$77.4

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$105.8	$68.5	$39.8	$(108.3)	$105.8
Noncash charges to net earnings:
Depreciation and amortization	1.1	64.5	35.8	--	101.4
Deferred taxes	9.9	6.2	(0.3)	--	15.8
Equity in results of subsidiaries	(108.3)	--	--	108.3	--
Other	0.3	(11.6)	(2.8)	--	(14.1)
Withholding tax payment related to
European acquisition	--	--	(138.3)	--	(138.3)
Changes in working capital
components, excluding effects of
acquisitions	(4.2)	16.7	(212.3)	--	(199.8)

Net cash used in operating activities	4.6	144.3	(278.1)	--	(129.2)

Cash flows from investing activities
Additions to property, plant and
equipment	(2.7)	(59.7)	(9.5)	--	(71.9)
Business acquisition	--	(28.0)	--	--	(28.0)
Ball Packaging Europe purchase price
adjustment	--	--	27.8	--	27.8
Investments in and advances to
affiliates, net of dividends	40.3	(52.8)	12.5	--	--
Other	(14.1)	(0.5)	5.5	--	(9.1)

Net cash provided by (used in)
investing activities	23.5	(141.0)	36.3	--	(81.2)

Cash flows from financing activities
Long-term borrowings	(35.3)	--	72.2	--	36.9
Repayments of long-term borrowings	(0.9)	--	(32.4)	--	(33.3)
Change in short-term borrowings	5.0	--	11.5	--	16.5
Proceeds from issuance of common
stock under various employee and
shareholder plans	15.5	--	--	--	15.5
Acquisitions of treasury stock	(39.4)	--	--	--	(39.4)
Common dividends	(10.0)	--	--	--	(10.0)
Other	(0.5)	--	--	--	(0.5)

Net cash provided by (used in)
financing activities	(65.6)	--	51.3	--	(14.3)

Effect of exchange rate changes on cash	--	--	5.3	--	5.3
Net Change in Cash and Cash
Equivalents	(37.5)	3.3	(185.2)	--	(219.4)
Cash and Cash Equivalents -
Beginning of Period	47.6	0.3	211.3	--	259.2

Cash and Cash Equivalents -
End of Period	$10.1	$3.6	$26.1	--	$39.8

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended June 30, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash Flows from Operating Activities
Net earnings (loss)	$77.4	$75.3	$4.7	$(80.0)	$77.4
Noncash charges to net earnings:
Depreciation and amortization	1.0	63.4	8.4	--	72.8
Deferred income taxes	0.3	15.6	(0.4)	--	15.5
Equity in net results of subsidiaries	(79.8)	(1.4)	(1.6)	80.0	(2.8)
Other, net	11.3	(11.1)	0.1	--	0.3
Changes in working capital components	(12.2)	(21.2)	(1.6)	--	(35.0)

Net cash provided by (used in)
operating activities	(2.0)	120.6	9.6	--	128.2

Cash Flows from Investing Activities
Additions to property, plant and equipment	(0.8)	(59.5)	(4.1)	--	(64.4)
Investments in and advances to
affiliates, net of dividends	72.5	(56.9)	(15.6)	--	--
Miscellaneous investments and other, net	(4.2)	(4.1)	(1.8)	--	(10.1)

Net cash provided by (used in)
investing activities	67.5	(120.5)	(21.5)	--	(74.5)

Cash Flows from Financing Activities
Repayments of long-term borrowings	(33.5)	--	--	--	(33.5)
Change in short-term borrowings	--	--	(2.8)	--	(2.8)
Common dividends	(10.2)	--	--	--	(10.2)
Proceeds from issuance of common stock under
various employee and shareholder plans	20.1	--	--	--	20.1
Acquisitions of treasury stock	(74.0)	--	--	--	(74.0)
Other, net	--	--	0.1	--	0.1

Net cash used in financing activities	(97.6)	--	(2.7)	--	(100.3)

Net Change in Cash and Temporary Investments	(32.1)	0.1	(14.6)	--	(46.6)
Cash and Temporary Investments -
Beginning of Period	52.7	0.4	30.0	--	83.1

Cash and Temporary Investments -
End of Period	$20.6	$0.5	$15.4	--	$36.5